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                                                                    Exhibit 10.1


                              TERMINATION AGREEMENT


      THIS TERMINATION AGREEMENT ("Agreement") is made and entered into as of September 14, 1998 (the "Effective Date"), by and between ONCORMED, INC. ("Oncormed"), a Delaware corporation and ONCOR, INC. ("Oncor"), a Maryland corporation (each of Oncormed and Oncor may hereinafter be referred to as a "Party" and collectively they shall be referenced as the "Parties").

                                    RECITALS

      WHEREAS, Oncor and Oncormed have been or are parties to that certain
(A)(i) Technology License Agreement, dated July 12, 1993, (ii) Restated Technology License Agreement, dated June 6, 1994, (iii) Amended and Restated Technology License, dated February 24, 1997 (collectively, the "Technology Agreement"), and (B) that certain letter agreement dated November 13, 1997 as to BRCA 1 and BRCA 2 technology (the "BRCA Agreement");

      WHEREAS, each of Oncormed and Oncor have certain rights and obligations pursuant to the Technology Agreement and the BRCA Agreement;

      WHEREAS, Oncor holds that certain Convertible Subordinated Promissory Note dated June 6, 1994 (the "Oncormed Note") of Oncormed in the original principal amount of $715,751;

      WHEREAS, the technology owned by Oncormed and licensed to Oncor pursuant to the Technology Agreement and BRCA Agreement is valuable to Oncormed and Oncormed wishes to regain all ownership and license rights to such technology,

      WHEREAS, the technology owned by Oncor and licensed to Oncormed pursuant to the Technology Agreement is valuable to Oncor and Oncor wishes to regain all ownership and license rights to such technology;

      WHEREAS, the Parties desire to (a) terminate the Technology Agreement and the BRCA Agreement and all of their respective rights and obligations thereunder, and (b) satisfy all outstanding indebtedness under the Oncormed Note and all of their respective rights thereunder in the manner described in this
Agreement: and

      WHEREAS, the Parties wish to compromise, settle and discharge any and all actual or potential claims and controversies arising out of or related to the Technology Agreement, the BRCA Agreement and the Oncormed Note, regardless of whether such actual and potential claims are known or unknown.



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                                    AGREEMENT

      NOW, THEREFORE, in consideration of the promises and mutual covenants, waivers and releases contained herein, it is hereby agreed by and between the Parties hereto as follows:

      1. TERMINATION OF TECHNOLOGY AGREEMENT AND BRCA AGREEMENT. Upon the Effective Date, the Technology Agreement and the BRCA Agreement (and any other prior agreements between the Parties regarding the subject matter of the Technology Agreement and the BRCA Agreement) and all of the respective rights and obligations of Oncormed and Oncor thereunder are terminated and of no further force or effect. All amounts to be paid by Oncormed to Oncor or by Oncor to Oncormed under the Technology Agreement or the BRCA Agreement (or any such other predecessor agreement), whether now owing or to be paid in the future, are hereby waived and forgiven in full, and Oncormed shall not have any obligation whatsoever to pay to Oncor, and Oncor shall not have any obligation whatsoever to pay to Oncormed, any monies or other amounts under the Technology Agreement or the BRCA Agreement. Notwithstanding the termination of the parties rights as set forth above, not later than October 15, 1998 (i) Oncormed shall use reasonable efforts to assign to Oncor all of Oncormed's right, title and interest to the Improvements and the Oncor Technology Improvements (each as defined in the Technology Agreement) as contemplated by Section 2(b) of the Technology Agreement, and (ii) Oncor shall use reasonable efforts to assign to Oncormed any improvements or know-how made or developed by Oncor to any technology or intellectual property of Oncormed licensed to Oncor by Oncormed under the Technology Agreement or the BRCA Agreement.

      2. SATISFACTION AND CANCELLATION OF ONCORMED NOTE. As partial consideration for the termination of the Technology Agreement and the BRCA Agreement and the receipt of an aggregate of $500,000 from Oncormed in the manner set forth below, Oncor hereby agrees that, upon the consummation of the proposed merger of Oncormed with Gene Logic Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Gene Logic Inc. (the "Merger"), the Oncormed Note shall automatically be cancelled and all principal and interest owed thereunder shall be deemed fully paid and satisfied. On the Effective Date, Oncormed will advance to Oncor an aggregate of $250,000. Subject to, and upon the consummation of, the Merger, which is anticipated to occur on or about September 29, 1998, (i) Oncormed shall make an additional payment of $250,000 to Oncor, and (ii) the Oncormed Note shall automatically be cancelled. Notwithstanding the foregoing, if such Merger is not consummated by December 31, 1998, the remaining principal due and owing to Oncor under the Oncormed


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Note shall be $357,875.50, which amount shall be repaid to Oncor in accordance with the terms of the Oncormed Note.

      3. ONCOR RELEASE. Oncor hereby forever, generally and completely releases, acquits and discharges Oncormed, and each of its officers, directors, agents servants, shareholders, employees, partners, successors, any surviving corporation in the event of a merger to which Oncormed is a party, assigns, affiliates, attorneys, insurers, customers and clients of and from any and all actual or potential liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, at law, in equity or otherwise known, or unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to the Technology Agreement, the BRCA Agreement and the other matters described in this Agreement (collectively, "Oncor's Actual or Potential Claims"); provided, however, that nothing in this paragraph shall waive any right to enforce this Agreement.

      4. ONCORMED RELEASE. Oncormed hereby forever, generally and completely releases, acquits and discharges Oncor, and each of its officers, directors, agents servants, shareholders, employees, partners, successors, assigns, affiliates, attorneys, insurers, customers and clients of and from any and all actual or potential liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, at law, in equity or otherwise known, or unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to the Technology Agreement, the BRCA Agreement and the other matters described in this Agreement (collectively, "Oncormed's Actual or Potential Claims"), provided, however, that nothing in this paragraph or this Agreement shall waive any right to enforce this Agreement. Collectively, Oncormed's Actual or Potential Claims and Oncor's Actual or Potential Claims shall be referenced as the "Claims."

      5. CLAIMS. Each Party specifically denies all actual and potential Claims. This Agreement is a compromise of existing rights, obligations and claims and does not reflect in any way either the merits of any of those claims or that there has been any wrongdoing by any Party. The promises in this Agreement shall not be construed to be an admission of any liability, fault or obligation whatsoever by any Party to any other Party to this Agreement or to any other person whomsoever.

      6. KNOWLEDGE OF FACTS. It is understood by the Parties that the facts may turn out to be other than, or different from, the facts now believed by the Parties to be true. The only representations and warranties on which the Parties have relied in entering this Agreement are those set forth in writing within this Agreement, Each Party expressly assumes the risk of the facts turning out to be different than they believe them to be, and each Party agrees that the Agreement shall in all respects be effective and not subject to termination or rescission because of any such mistaken belief.

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      7. REPRESENTATIONS AND WARRANTIES. Each Party warrants and in good faith represents that there has been, and there will be, no assignment or other transfer to any third party of any interest in any Claims released hereunder, and the Parties agree to indemnify and hold each other harmless from any liability, claims, demands, damages, costs, expenses, and attorneys' fees incurred by any of them as a result of any person asserting any such assignment or transfer of any rights or Claims released hereunder under any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery under this indemnity. The execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby have been duly and validly authorized by the Boards of Directors of the Parties and no other corporate proceedings on the part of the Parties are necessary for Oncor or Oncormed to authorize any of such agreements, documents or instruments. This Agreement and the other agreements, documents and instruments to be executed in connection with this Agreement have been (or will be) duly executed and delivered by duly authorized officers of Oncor and Oncormed.

      8. CONFIDENTIALITY. Each Party agrees that, unless legally required, otherwise deemed necessary upon advice of counsel or otherwise required under GAAP to do so it will keep the terms, conditions and amounts of this Agreement completely confidential and will not disclose any such information to anyone, except as may be necessary to their officers, directors, necessary employees, attorneys, accountants, or tax professionals (and only if such persons are made aware of this confidentiality obligation and are made subject to such obligation of confidentiality and agree to keep such information confidential).

      9. SURVIVAL OF CERTAIN PROVISIONS. Except as expressly provided herein, each Party agrees that this Agreement shall terminate any provisions of the Technology Agreement or BRCA Agreement, which, pursuant to the terms of such agreements, survive the termination of such agreements, except for those provisions in such agreements specifically relating to confidentiality of proprietary information of either Party.

      10. DRAFTING OF AGREEMENT. The Parties acknowledge that each of the Parties have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this document, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by the Parties. The Parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

      11. ACKNOWLEDGEMENT. Each Party acknowledges, agrees and represents that it: (a) has been represented in negotiations for, and preparation of, this Agreement by


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counsel of that Party's choosing; (b) has read the Agreement and has had it fully explained by its counsel' (c) is fully aware of the contents and legal effect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same of its own free will.

      12. BINDING AGREEMENT. This Agreement shall bind the heirs, personal representatives, successors and assigns of each Party, and inure to the benefit of each Party, its agents, directors, officers, employees, attorneys, successors and assigns.

      13. ENTIRE AGREEMENT. The Agreement contains the entire agreement between the Parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. All prior or contemporaneous agreements, understandings, representations and statements oral or written, are merged into and superseded by this Agreement. No claimed additions to or modifications or amendments of this Agreement, nor any claimed waiver of any of its terms or conditions, shall be effective unless in writing and signed by all Parties hereto.

      14. INDEMNIFICATION. Each Party will indemnify and hold harmless each other Party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made in this Agreement.

      15. ATTORNEYS' FEES. Should any Party hereto bring an action or proceeding for the purpose of enforcing this Agreement, then, in such an event the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred as a result thereof, including, but not limited to, reasonable attorneys' fees.

      16. COSTS. Each Party to this Agreement will bear its own costs, expenses, and attorneys' fees whether taxable or otherwise incurred in or arising out of or in any way related to the matters released herein, including without limitation, costs, expenses, attorneys' fees and taxes incurred in or arising out of or related to the subject matter of this Agreement.

      17. GOVERNING LAW. This Agreement shall be deemed to have been entered into, and shall be construed and enforced, in accordance with the laws of the State of Maryland as applied to contracts made and to be performed entirely in Maryland

      18. FURTHER ACTIONS. The Parties agree to take such other and further steps as may be necessary or appropriate to assure that the intent of this Agreement is effectuated.

      19. NOTICES. Any statements, communications or notices to be provided pursuant to this Agreement shall be sent in writing to the attention of the persons indicated below, until such time as notice of any change of person to be notified or change of address is forwarded to all Parties;


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          ONCORMED, INC.

          Douglas Dolginow, M.D.
          205 Perry Parkway
          Gaithersburg, MD 20877
          Phone Number: (301) 208-1888
          Facsimile: (301) 527-1539

          ONCOR, INC.

          John Coker
          209 Perry Parkway
          Gaithersburg, MD 20877
          Phone Number; (301)527-2157
          Facsimile: (301) 330-3940

      20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

      21. SEVERABILITY. If any provision of this Agreement, or any portion thereof, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement and its terms and conditions shall otherwise remain in full force and effect and enforceable.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF the Parties have duly authorized and caused this
Agreement to be executed on the date set forth below.

ACCEPTED AND AGREED BY:                   ONCORMED, INC.



                                          /s/ DOUGLAS DOLGINOW, M.D.
                                          -------------------------------------
                                          By:  Douglas Dolginow, M.D.
                                               President and Chief Operating
                                               Officer

                                          ONCOR, INC.



                                          /s/ JOHN COKER
                                          -------------------------------------
                                          By:  John Coker
                                               Chief Financial Officer



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